SCHEDULE 14C
(Rule 14c-2)

INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement

EXOBOX TECHNOLOGIES CORP.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (check the appropriate box):

[X] No Fee Required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

1) Amount previously paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

Exobox Technologies Corp.
6303 Beverly Hill, Suite 210
Houston, Texas 77057

INFORMATION STATEMENT

This Information Statement is furnished to the Stockholders (the “Stockholders”) of Exobox Technologies Corp. by the Board of Directors in connection with the Annual Meeting of Stockholders of Exobox Technologies Corp., a Nevada Corporation, to be held on Tuesday, April 24, 2007 at 10:00 a.m., local time, at the Sugar Creek Country Club, Main Dining Room (2nd Floor), 420 Sugar Creek Blvd., Sugar Land, Texas 77478 (281) 494-9131, to provide information with respect to the approval of the actions set forth below:

1.	The reelection of five (5) directors to hold office until our 2009 Annual Meeting of Stockholders; and
2.	The ratification of the selection of Malone & Bailey, PC as our independent auditors for our fiscal year ending July 31, 2007;

We are pleased to give you this notice that stockholders representing a majority of our outstanding voting interests have consented in writing to the (i) reelection of the five directors and (ii) ratification of the selection of Malone & Bailey, PC, as our independent auditors for our fiscal year ending July 31, 2007.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The written consent was executed by the holders of at least a majority of the issued and outstanding shares of capital stock of the Company entitled to vote on the matters set forth herein.

The actions approved by the written consent, if not revoked or terminated, will not become effective until twenty (20) calendar days after the date this Information Statement is first sent or given to our stockholders.

The Information Statement and the accompanying documents provide detailed information about the actions. We encourage you to read the Information Statement and the accompanying documents in their entirety. You may also obtain information about us form publicly available documents that have been filed with the Securities and Exchange Commission.

As of the close of business on March 20, 2007, the record date for shares entitled to notice of and to sign written consents in connection with the transactions, there were 43,638,543shares of our common stock outstanding, 575,520 shares of our Class A common stock outstanding, 2,384,148 shares of our Series A preferred stock outstanding, 773,109 shares of our Series B preferred stock outstanding, 19,400 shares of our Series C preferred stock outstanding and 110,150 shares of our Series D preferred stock outstanding. Each share of our common stock is entitled to one vote, each share of Class A common stock is entitled to one hundred votes, each share of Series A preferred stock as converted is entitled to one hundred votes and each share of Series B, C and D preferred stock as converted is entitled to one vote. Prior to the mailing of this Information Statement, the board of directors, who own a majority of the shares of voting stock outstanding, signed written consent approving the above actions. This Information Statement will be mailed or provided to the stockholders of Exobox Technologies Corp. on or about April 2, 2007.

By Order of the Board of Directors,

/s/ Michael C. Wittenburg
Michael C. Wittenburg
Executive Vice President and Company Secretary

SUMMARY

Transactions:
1. The reelection of five (5) directors to hold office until our 2009 Annual Meeting of Stockholders; and
2. The ratification of the selection of Malone & Bailey, PC as our independent auditors for our fiscal year ending July 31, 2007;

Effective Date:	April 24, 2007

Purpose:	The sole purpose of the transactions is to follow good corporate governance.

Method:	Statement of Majority Consent of Shareholders and Unanimous Consent of the Board of Directors

Additional Information:	More information is available about the Company free of charge from us and from the Securities and Exchange Commission. See “Additional Information.”

Your Right to Dissent:	You do not have the right to dissent to the above transactions.

Questions and Answers

The following questions and answers are intended to respond to frequently asked questions concerning the above transactions. You should carefully read the entire Information Statement, as well as its appendices and the documents incorporated by reference in this Information Statement.

Q:  Why isn’t Exobox soliciting proxies relating to the Special Meeting?

A:  We have received written consents from the holders of a majority of the capital stock authorized to vote on the above named transactions. Under the Nevada Revised Statutes (“Nevada Law”) and our Articles of Incorporation this transaction may be approved by the written consent of a majority of the voting interests entitled to vote on it without a meeting called for that purpose. Since we have received the written consent of the necessary number of votes to approve the election of five (5) directors to hold office until our 2009 Annual Meeting of Stockholder and ratifying the selection of Malone & Bailey, PC as our independent auditors for our fiscal year ending July 31, 2007, conducting a meeting of the stockholders is not necessary and represents a substantial and avoidable expense.

Q:   What if I have lost my Exobox Technologies Corp. certificates?

A:   If you lost your Exobox certificates, you should contact our transfer agent as soon as possible to have a new certificate issued. You may be required to post a bond or other security to reimburse us for any damages or costs if the certificate is later delivered for conversion. Our transfer agent may be reached at:

Cottonwood Stock Transfer Corporation
4455 S 700 E., Suite 400
Salt Lake City, Utah 84107
Tel: 801-266-7151
Fax: 801-262-0907

Q:  Can I require Exobox to purchase my stock?

A:   No. The Nevada Revised Statutes do not give you the right to require Exobox to purchase your shares.

Q.  Can I attend the Annual Meeting?
A:
You are invited to attend the Annual Meeting if you are a stockholder of record or a beneficial owner as of March 20, 2007. If you are a stockholder of record, you must bring proof of identification. If you hold your shares through a stockbroker, you will need to provide proof of ownership by bringing either a copy of a brokerage statement showing your share ownership as of March 20, 2007. Due to limited space available, only shareholders are asked to attend the Annual Meeting.

Q:	What can be discussed at the Annual Meeting?

A:
Under public disclosure rules, Exobox is not allowed to disclose material non-public information to its shareholders until Exobox first makes such information available to the public. Accordingly, Exobox can’t discuss our ongoing, confidential business dealings.

Q:	Where can I find the voting results of the Annual Meeting?

A:	Exobox will publish the final voting results in Exobox’s quarterly report on Form 10-Q.

Exobox Technologies Corp.
6303 Beverly Hill, Suite 210
Houston, Texas 77057

INFORMATION STATEMENT

Approximate Date Information Statement First Sent to Stockholders:
April 2, 2007

This Information Statement relates to action taken by the Stockholders of Exobox Technologies Corp., a Nevada corporation (we refer to it as “Exobox”) by written consent dated as of March 22, 2007 (we refer to it as the “Consent”). The board of directors has prepared and distributed this Information Statement. We are not soliciting proxies or additional consents and request that you do not send proxies or consents to us for use in connection with the Consent. All expenses incurred in this Information Statement will be paid by Exobox.

This Information Statement is furnished to the Stockholders (the “Stockholders”) of Exobox Technologies Corp. by the Board of Directors in connection with the Annual Meeting of Stockholders of Exobox Technologies Corp., a Nevada Corporation, to be held on Tuesday, April 24, 2007 at 10:00 a.m., local time, at the Sugar Creek Country Club, Main Dining Room (2nd Floor), 420 Sugar Creek Blvd., Sugar Land, Texas 77478 (281) 494-9131, to provide information with respect to the approval of the actions set forth below:

3.	The reelection of five (5) directors to hold office until our 2009 Annual Meeting of Stockholders; and
4.	The ratification of the selection of Malone & Bailey, PC as our independent auditors for our fiscal year ending July 31, 2007;

We are pleased to give you this notice that stockholders representing a majority of our outstanding voting interests have consented in writing to the (i) reelection of the five directors and (ii) ratification of the selection of Malone & Bailey, PC, as our independent auditors for our fiscal year ending July 31, 2007.

OUTSTANDING SHARES AND VOTING INTERESTS AND
VOTE REQUIRED FOR ADOPTION OF CERTAIN MATTERS

As of the close of business on March 20, 2007, the record date for shares entitled to notice of and to sign written consents in connection with the transactions, there were 43,638,543shares of our common stock outstanding, 575,520 shares of our Class A common stock outstanding, 2,384,148 shares of our Series A preferred stock outstanding, 773,109 shares of our Series B preferred stock outstanding, 19,400 shares of our Series C preferred stock outstanding and 110,150 shares of our Series D preferred stock outstanding. Each share of our common stock is entitled to one vote, each share of Class A common stock is entitled to one hundred votes, each share of Series A preferred stock as converted is entitled to one hundred votes and each share of Series B, C and D preferred stock as converted is entitled to one vote. Prior to the mailing of this Information Statement, the board of directors, who own a majority of the shares of voting stock outstanding, signed written consent approving the above actions.

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Corporation are as follows:

Name	Age	Position

Robert B. Dillon	57	President, Chief Executive Officer & Chairman of the Board
Scott Copeland	40	Executive Vice President of Operations & Director
Michael Wittenburg	57	Executive Vice President of Marketing, Secretary, Treasurer &Director
Marc Pernia	38	Chief Product Development Administrator &Director
Richard A. Evans	62	Director
Michael G. Wirtz	46	Vice President & Chief Financial Officer

Robert B. Dillon, a 1971 graduate of the University of Texas and a 1974 graduate of the University of Texas School of Law, is a practicing attorney and seasoned executive with thirty (30) years of litigation and transactional experience.

Scott Copeland, a co-founder of Exobox and co-inventor of its technology, is an expert programmer with world-wide experience in internet security gained during his employment with Compaq, Gateway, Matrix and Axis Host.

Michael Wittenburg earned a B.A. from Wartburg College and received management training at the University of Iowa and Harvard University. He is an experienced and successful marketing and management professional with over 20 years of responsibility for marketing products internationally for such companies as Dornier Medical, a subsidiary of Daimler Benz A.G., Stuttgart, Germany; Edap Technomed Inc., Lyon France and PET (Positron Emission Tomography) Scans of America.

Marc Pernia, a Senior Unix Systems Administrator with an A.S. degree in Computer Science from Foothill College in 1994 and Computer Science studies at Stanford University, has extensive computer systems program development and administrative experience in the industry over the last 10 years for such Silicon Valley entities as Electronic Arts, Mind Source, the SETI Institute and the NASA Ames Research Center, as well as considerable experience in the configuration and maintenance of such software applications as Veritas, Weblogic, Netscape, iPlanet, Marimba, LDAP and *SQL, Tomcat, Apache and WebX.

Richard A. Evans, M.D. received his Bachelor of Arts degree from Rice University in Houston, and his Doctor of Medicine and Master of Science (physiology and immunology) degrees from Tulane University School of Medicine in New Orleans. He pursued specialty training in general surgery at the University of California, School of Medicine, San Francisco and at Stanford University School of Medicine in Palo Alto. Dr. Evans completed his general surgery training at St. Joseph Hospital in Houston. This included training at the University of Texas M. D. Anderson Cancer Center and a one year fellowship in surgical oncology working under world renowned cancer specialist, Dr. John S. Stehlin, Jr. Dr. Evans maintains a private practice in oncology and alternative medicine in Houston, Texas. He founded the Texas Cancer Center, a 501(c)(3) nonprofit organization in 1998.

Michael G. Wirtz is a 1984 MBA graduate of Texas Tech University who also earned a B.S. degree in Accounting from the University of Mary. He is a financial professional with experience as a corporate comptroller for a group of marine companies and previously managed another public corporation.

VOTING SECURITIES AND OWNERSHIP
BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the beneficial ownership of shares of Exobox’s common stock by (i) all persons and groups known by Exobox to own beneficially more than 5% of the outstanding shares of Exobox’s common stock, (ii) each director, (iii) each person who held the office of chief executive officer during the last fiscal year, (iv) the highest compensated executive officers who were serving as executive officers on January 31, 2007, and (v) all directors and officers as a group. Information with respect to officers, directors and their families is as of January 31, 2007 and is based on the books and records of Exobox and information obtained from each individual. Unless otherwise stated, the business address of each individual or group is the same as the address of Exobox’s principal executive office.

Name and Address of Beneficial Owner(1)(3)	Number and Class of Stock Owned	Percent of Class(2)	Percent of Voting

Robert B. Dillon(4) President, Chief Executive Officer & Chairman of the Board	210,836 Series A Preferred	5.28%	16.02%

Scott Copeland Executive Vice President of Operations & Director	883,161 Series A Preferred	22.12%	67.09%

Michael C. Wittenburg ExecutiveVice President of Marketing, Secretary, Treasurer & Director	192,452 Series A Preferred 275,500 Series A Common	4.90%	14.62% 0.23%

Marc Pernia (5)(6) Chief Product Development Administrator & Director	23,081,697 Common Stock 377,610 Series A Preferred	15.76%	0.19% 0.29%

Richard A. Evans, M.D. Director	81,984 Series B Preferred 1102 Series D Preferred 1 Warrant	2.11%	0.06% - -

Michael G. Wirtz Vice President & Chief Financial Officer	8,784 Series A Preferred 24,319 Series B Preferred	0.83%	- 0.02%
All Directors and Officers as a Group (6 Persons)		51.00%	98.52%

Reginald Goodman (5) 10% Owner	601,992 Series A Preferred	15.08%	0.45%

James Metts (7) 5% Owner	245,952 Series B Preferred	6.16	0.19%

(1) The address of all named persons is 6303 Beverly Hill, Suite 210, Houston, Texas 77057.

(2) All shares on an as converted basis.

(3) As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). Except as otherwise noted, it is believed by Exobox that all persons have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days, such as options or warrants to purchase the common stock of Exobox.

(4)Robert B. Dillon has dispositive authority over the securities owned by First Brampton Corp. and disclaims any beneficial interest. First Brampton Corp. is 100% owned by Robert B. Dillon 2005 Trust. Its Delaware Agent for Service is IncPlan (USA), Trolley Square, Suite 26C, Wilmington, DE 19806, (302) 428-1200.

(5)Since Mr. Goodman and Dr. Sherman Pernia are no longer members of the Board of Directors, they lose their special voting rights pertaining to the Series A Preferred, even though their shares are still Series A preferred. Their common stock, after conversion will vote as regular Common Stock. Marc Pernia’s Series B Preferred shares do not change to Series A Preferred shares even though he is a director, since he was not an original director.

(6) Includes 127,610 shares of Series A Preferred Stock owned directly by Mr. Pernia's father, Sherman D. Pernia.

(7)Includes 175,680 shares of Series B Preferred Stock owned directly by Mr. Metts and 35,136 shares of Series B Preferred Stock owned directly by his son Sean Patrick Metts and 35,136 shares of Series B Preferred Stock owned directly by his son Ryan Christopher Metts.

Item 4.  Proposals by Security Holders

None

ADDITIONAL INFORMATION

A copy of our annual report on Form 10-KSB for the fiscal year ended July 31, 2006, and a copy of our quarterly report on Form 10-QSB for the fiscal quarter ended October 31, 2006 are available free of charge, by written request to the corporate secretary at Exobox’s principal executive offices set forth above. Copies can also be obtained, free of charge, from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. We file documents and reports electronically through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) which is publicly available, at no charge, through the Commission’s Internet World Wide website, http://www.sec.gov.

By Order of the Board of Directors,

Michael C. Wittenburg
Executive Vice President & Company Secretary

Dated: March 23, 2007